Exhibit 10.13

SECOND AMENDMENT TO REVOLVING CREDIT
AND TERM LOAN AGREEMENT

          This Second Amendment to Revolving Credit and Term Loan Agreement is dated as of September 30, 2005, between XETA TECHNOLOGIES, INC., an Oklahoma corporation (“Borrower”), and BANK OF OKLAHOMA, N.A (“Bank”).

RECITALS

          A.          Reference is made to the Revolving Credit and Term Loan Agreement dated as of October 1, 2003 and amended June 7, 2004 (as amended “Credit Agreement”) between Borrower and Bank, pursuant to which currently exists: (i) a term loan in the amount of $3,374,734.33, with a current outstanding principal balance of $1,125,507.76 (“Term Loan”), (ii) a real estate loan in the amount of $2,238,333.48, with a current outstanding principal balance of $1,896,677.26 (“Real Estate Loan”), and (iii) a revolving line of credit in the amount of $7,500,000 (“Revolving Line”). Terms used herein shall have the meanings ascribed them in the Credit Agreement unless otherwise defined herein.

          B.          Borrower has requested that Bank extend the commitment of the Revolving Line to September 28, 2006; and Bank has agreed to accommodate such request, subject to the terms and conditions set forth below.

AGREEMENT

          For valuable consideration received, it is agreed as follows:

          1.          AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

1.1. Section 1.18 (Debt Service Coverage Ratio) is hereby amended to evidence that the term “EBITDA” is hereby deleted and replaced with the term “EBIDA”.

1.2. A new Section 1.20(a) is hereby added, as follows:

                           “1.20(a) ‘EBIDA’ shall mean net income plus (i) interest expense, (ii) depreciation, depletion, obsolescence, amortization of property, and tax amortization of goodwill (tax effected), (iii) capitalized lease expense, all determined in accordance with generally accepted accounting principles, consistently applied, and for a particular period, except for the tax amortization of goodwill which shall be determined in accordance with Internal Revenue Service regulations and presented on the Company’s previously filed federal tax return.”

1.3. Section 1.20 (EBITDA) is hereby deleted and replaced with the following:

“1.20(b) EBITDA’ shall mean EBIDA plus tax expense determined in accordance with generally accepted accounting principles, consistently applied, and for a particular period.”

            1.4.         The Revolving Line Note, attached to the Credit Agreement as Schedule “1.49” is hereby replaced by the $7,500,000 Promissory Note in form and content as set forth on Schedule “1.1” attached hereto (“Renewal Note”).

1.5. Section 1.53 (Termination Date) is hereby amended to reflect that the date “September 28, 2005” shall now mean and read “September 28, 2006”.

1.6. Section 6.8.2 (Annual Financial Statements) is hereby deleted and replaced with the following:

                           “6.8.2. Annual Financial Statements. As soon as available and in any event within (a) ninety (90) days after the end of each fiscal year of Borrower, commencing with the fiscal year ending October 31, 2005, a copy of its Form 10K that has been or will be filed with the Securities and Exchange Commission, and (b) as soon as available and in any event within one hundred twenty (120) days of year end, a copy of Borrower’s federal tax returns (including all schedules and K-1s).”

2. CONDITIONS PRECEDENT. Borrower shall deliver to Bank at or before closing:

2.1. This Amendment and all schedules hereto;

2.2. the Renewal Note; and

2.3. Any other instruments, documents or agreements reasonably requested by Bank in connection herewith.

          3.          Borrower Ratification. Borrower hereby ratifies and confirms the Credit Agreement, Security Agreement and all other instruments, documents and agreements executed by Borrower in connection with the Credit Agreement, and acknowledges and agrees that they remain in full force and effect, binding and enforceable against the Borrower in accordance with their terms.

          4.          Representations. Borrower represents and warrants that (i) no Event of Default exists under the Credit Agreement or any instruments, documents or agreements executed by Borrower in connection therewith (collectively, the “Loan Documents”), and (ii) all representations and warranties made in the Loan Documents remain true and correct as of the date hereof. Borrower further represents and warrants that all authority documents delivered to Bank in connection with the Credit Agreement remain in full force and effect and have not been modified or changed whatsoever.

          5.          Governing Law and Binding Effect. This document shall be governed by and construed in accordance with the laws of the State of Oklahoma, and shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

          6.          USA Patriot Act Notification. IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for Borrower: When Borrower opens an account, if Borrower is an individual, Lender will ask for Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Lender to identify Borrower, and, if Borrower is not an individual, Lender will ask for Borrower’s name, taxpayer identification number, business address, and other information that will allow Lender to identify Borrower. Lender may also ask, if Borrower is an individual, to see Borrower’s driver’s license or other identifying documents, and, if Borrower is not an individual, to see Borrower’s legal organizational documents or other identifying documents.

          7.          No Change. Except as expressly amended hereby, the Credit Agreement, and all instruments, documents and agreements executed and/or delivered by Borrower to Bank in connection therewith, shall remain in full force and effect and unchanged.

          8.           Costs, Expenses and Fees. Borrower agrees to pay all costs, expenses and fees incurred by Bank or otherwise in connection herewith, including, without limitation, all reasonable attorney fees, costs and expenses of Riggs, Abney, Neal, Turpen, Orbison & Lewis.

          9.            Multiple Counterparts. This Amendment may be executed in multiple counterparts.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

“Borrower”

XETA TECHNOLOGIES, INC.

By	/s/ Robert B. Wagner

Robert B. Wagner, Chief Financial Officer

“Bank”

BANK OF OKLAHOMA, NA

By	/s/ Stephen R. Wright

Stephen R. Wright, Senior Vice President